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                                                                     EXHIBIT 2.4

                          REGISTRATION RIGHTS AGREEMENT

                                December __, 1999

To James G. Couch and any other
holders of Registerable Stock as of
the date of this Agreement who are
party to this Agreement and any
transferee of Registerable Stock who
satisfies the conditions provided in
Section 10(a) hereof ("Stockholders")

                                    RECITALS

WHEREAS: The Stockholders will receive from the Company shares of the Company's Common Stock pursuant to the Merger Agreement; and

WHEREAS: As a condition to the Closing of the merger contemplated by the Merger Agreement, the Company has agreed to grant to the Stockholders registration rights in accordance with this Registration Rights Agreement (the "Agreement") with respect to certain securities of the Company held by the Stockholders.

                                    AGREEMENT

              NOW, THEREFORE, it is agreed as follows:

              1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                 "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                 "Common Stock" shall mean all shares of Common Stock, par value $.01 per share of the Company.

                 "Company" shall mean AppliedTheory Corporation.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of December __, 1999 by and among the Company, James G. Couch and certain other parties.

                 "Registration Expenses" shall mean the expenses so described in
     Section 5.




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                 "Registerable Stock" shall mean those shares of Common Stock which are not held in the Escrow Fund, but only so long as such shares continue to be Restricted Stock.

                 "Restricted Stock" shall mean any Registerable Stock until such time as such Registerable Stock (i) has been effectively registered under the Securities Act or (ii) has been publicly sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Selling Expenses" shall mean the expenses described in Section 5.

                 "Unregistered Common Stock" shall mean all shares of Common Stock which are beneficially owned by the Stockholders as of the date hereof and have not been registered under the Securities Act.

          All other capitalized terms used herein shall, unless defined, have the respective meanings set forth herein or, in the absence of such a definition, in the Merger Agreement.

          2. Restrictive Legend. Each certificate representing Common Stock shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the following form:

             "THIS SECURITY IS SUBJECT TO RESTRICTIONS
             REGARDING THE SALE THEREOF UNDER AN AGREEMENT
             AND PLAN OF MERGER DATED DECEMBER __, 1999
             BETWEEN THE HOLDER THEREOF AND PARENT
             CORPORATION, HAS NOT BEEN REGISTERED UNDER THE
             SECURITIES ACT OF 1933 AND MAY NOT BE
             TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT
             HAS BEEN REGISTERED UNDER THAT ACT OR AN
             EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act.

          3. Incidental Registration.

          (a) Beginning on the Closing and until the one year anniversary of the Closing, if the Company proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or



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     another form not available for registering the Registerable Stock for sale to the public), each such time it will give written notice of its intention to do so to all holders of outstanding Registerable Stock who are party to this Agreement. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registerable Stock (which request shall state the intended method of disposition thereof), the Company shall, subject to the following sentence, cause the Registerable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registerable Stock so registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registerable Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registerable Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Registerable Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Registerable Stock.

          (b) Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of Registerable Stock except for the Company's obligation to pay any registration expenses incurred in relation to such a withdrawn registration.

          4. Required Registration.

          (a) At any time during the period beginning 150 days following the Closing and ending 365 days following the Closing, Stockholders who are holders of a majority of the Registerable Stock may deliver a written request (a "Required Registration Notice") to the Company demanding registration under the Securities Act of up to 50% of the shares of Registerable Stock delivered by the Company as Merger Consideration under the Merger Agreement and held by such requesting holder or holders for sale in the manner specified in such notice, such registration to take effect no earlier than 180 days following the Closing and no later than 365 days following the Closing and to remain in effect until the later of 365 days following the Closing or 90 days following its effectiveness.

          (b) Following receipt of any notice under this Section 4, the Company shall immediately give written notice of the request for registration to all Stockholders who hold Registerable Stock and who were not included in the Required Registration Notice. The Company shall then use its best efforts to include in a registration statement under the Securities Act for public sale in accordance with the method of disposition specified in the Required Registration Notice, the number of shares of Registerable Stock specified in such notice from each such requesting Stockholder and in all responses from other Stockholders which are received within 30 days of the Company's notifying such



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     Stockholders of the Required Registration Notice; provided, that the maximum number of shares of Registerable Stock of any Stockholder which the Company shall be required to register hereunder (the "Registration Maximum") shall be 50% of the shares of Common Stock that were delivered to such Stockholder as Merger Consideration in connection with the closing of the Merger Agreement; provided, further that the Registration Maximum shall be reduced on a one-for-one basis in respect of any shares of Common Stock sold by such Stockholder pursuant to Section 3 hereof. Upon its receipt of a Required Registration Notice, the Company shall take all reasonable efforts to ensure that a registration statement relating to such notice is filed with the Commission by the later to occur of (i) 30 days following the Company's receipt of such notice or (ii) May 1, 2000. The Company shall be obligated to register Registerable Stock pursuant to this Section 4 on one occasion only.

          (c) Prior to the effective date of any registration made by the Company under this Section 4, any such registration will be withdrawn if the Company receives a written notice to that effect, signed by all holders of Registerable Stock who made a request for registration under paragraphs
     (a) and (b) of this Section 4. If such a notice is delivered, the withdrawn registration will not qualify as the occasion where the Company is obligated to make a registration under paragraph (b) of this Section 4.

          (d) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified in the Required Registration Notice, shares of Common Stock to be sold by the Company for its own account or for sale by others, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registerable Stock to be sold.

          5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3 and 4 to use its best efforts to effect the registration of any shares of Registerable Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registerable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Registerable Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein



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     (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registerable Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Registerable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registerable Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Registerable Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify each seller of Registerable Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Registerable Stock, use its best efforts to furnish on the date that Registerable Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated as of such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;



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          (h) immediately after the Company determines that any of the matters discussed in Section 5(g) are not true, provide the holders of Registerable Stock with notice to that effect; and

          (i) make available for inspection by each seller of Registerable Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          For purposes of Sections 4(c) and 5(a), the period of distribution of Registerable Stock shall be deemed to extend until the earlier of the sale of all Registerable Stock covered thereby and 120 days after the effective date thereof.

          In connection with each registration hereunder, the sellers of Registerable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 3 and 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

          6. Expenses. All expenses incurred by the Company in complying with Sections 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred, in respect of the Company's obligations under this Agreement or of the rights under this Agreement of the Stockholders, in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Registerable Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registerable Stock are called "Selling Expenses".

          The Company will pay all Registration Expenses in connection with each registration statement under Sections 3 and 4. All Selling Expenses in connection with each registration statement under Sections 3 and 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.



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          7. Indemnification and Contribution.

          (a) In the event of a registration of any of the Registerable Stock under the Securities Act pursuant to Sections 3 and 4, the Company will indemnify and hold harmless each seller of such Registerable Stock thereunder, each underwriter of such Registerable Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registerable Stock was registered under the Securities Act pursuant to Sections 3 and 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Registerable Stock under the Securities Act pursuant to Sections 3 and 4, each seller of such Registerable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registerable Stock was registered under the Securities Act pursuant to Sections 3 and 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in



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     reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registerable Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in defense of any such action, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving, by the claimant or plaintiff, to such indemnified party of a release from all liability in respect to such action.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registerable Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or
     (ii) contribution under the



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     Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the holders of such Registerable Stock, as the case may be, on the other, in connection with the statements and omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under the third paragraph of this Section 6. The relative fault shall be determined by reference to, among other things, whether the untrue and alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Registerable Stock, as the case may be, on the other and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registerable Stock agree that it would not be just and equitable if contributions pursuant to this paragraph (d) of Section 6 were determined by pro rata allocation (even if all of the sellers of such Registerable Stock, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph (d) of Section
     6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph (d) of Section 6, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registerable Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities
     Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          8. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

          9. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the



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

     creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

          10. Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, transferees of any Registerable Stock), whether so expressed or not; provided, however, that registration rights conferred herein on the holders of Registerable Stock shall only inure to the benefit of a transferee of Registerable Stock if (i) there is transferred to such transferee at least 80% of the total shares of Registerable Stock originally issued pursuant to the Merger Agreement applicable to such holder, to the direct or indirect transferor of such transferee and (ii) such transferee shall execute an agreement in favor of the Company to the effect that such transferee agrees to be bound by, and to comply with, the Lock-up under the Merger Agreement.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage pre-paid, or telexed, in the case of non-U.S. residents, addressed as follows:

              if to the Company or any other party hereto, at the address of such party set forth in the Merger Agreement applicable to such party;

              if to any subsequent holder of Registerable Shares, to it at such address as may have been furnished to the Company in writing by such holder;

              or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registerable Stock) or to the holders of Registerable Stock (in the case of the Company) in accordance with the provisions of this paragraph.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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

          (e) The obligations of the Company to register shares of Registerable Stock under Sections 3 and 4 shall terminate one year after the Closing, unless such obligations terminate earlier in accordance with the terms of this Agreement.

          (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (g) Neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except upon the agreement of all parties hereto.



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

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of this __ day of December, 1999.

                         AppliedTheory Corporation

                         By:
                            ------------------------------------
                            Name:   Danny E. Stroud
                            Title: Vice President - Corporate Development and
                                   Western Operations

STOCKHOLDERS:



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James G. Couch



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